Exhibit 10.7

TRANSITION SERVICES AND SEPARATION AGREEMENT

This TRANSITION SERVICES AND SEPARATION AGREEMENT (this “Agreement”) is entered into on 9 August 2023 by and between AgeX Therapeutics, Inc. (the “Company”) and Michael David West (“Executive”). Executive and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive and the Company have agreed that Executive’s service as an officer of the Company will terminate effective 9 August 2023 (the “Resignation Date”);

WHEREAS, Executive and the Company have further agreed that effective as of the Resignation Date, Executive will become the Chief Executive Officer of Reverse Bioengineering, Inc., a wholly-owned subsidiary of the Company (“Reverse”); and

WHEREAS, Executive and the Company wish to set forth the terms and conditions of Executive’s resignation and transition to Reverse, Executive’s post-employment relationship with the Company and the related rights and obligations of the Parties, each as described in this Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Resignation; Transition; Termination of Employment.

(a) Resignation. Effective as of the Resignation Date, Executive hereby resigns his positions as Chief Executive Officer of the Company and all other positions Executive may hold as an officer and/or director of the Company or any of its affiliates, except for the positions of Chief Executive Officer and director of Reverse (the “Resignation”). Executive hereby waives any entitlement pursuant to clause 5 of the Employment Agreement entered into by and between the Company and Executive dated as of 18 October 2018, (the “AgeX Employment Agreement”) as a result of the Resignation or as a result of Executive’s termination of employment on the Separation Date (as defined below).

(b) Transition Period; Following the Resignation Date, Executive shall serve as Chief Executive Officer of Reverse pursuant to the terms and conditions of this Agreement up to and including 31 October 2023 (such period, the “Transition Period”). During the Transition Period, Executive shall devote his full business time to Reverse. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance herewith, from the date hereof until the Separation Date, Executive shall continue to receive a monthly base salary of $45,390.63 (payable in accordance with the Company’s ordinary payroll practices). During the Transition Period, Executive shall not be entitled to participate in any other bonus, equity or incentive plans, except to the extent of previously granted and still outstanding equity awards. For avoidance of doubt, Executive’s termination under this Agreement shall not be grounds for severance under the Employment Agreement, and by entering into this Agreement, Executive hereby acknowledges and agrees he is no longer entitled to any benefits (other than accrued compensation) pursuant to the severance provisions set forth in the Employment Agreement, and this Agreement shall govern any compensation or benefits provided to Executive from the date hereof and following Executive’s termination of employment.

(c) Benefits. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance herewith, from the date hereof until the Separation Date, Executive shall remain eligible to participate in the Company’s health and welfare benefit plans for which Executive is eligible as of the Resignation Date, subject to applicable plan terms as in effect from time to time. The Company reserves the right to amend, modify or discontinue its benefit programs from time to time and nothing herein will be construed to limit such right.

(d) Stock Option Awards. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance herewith, as well as Executive’s execution no earlier than the Separation Date, and Executive’s non-revocation of, the Supplemental Release attached hereto as Exhibit A (the “Supplemental Release”), Executive’s outstanding vested stock options shall remain exercisable until October 9, 2027.

(e) Merger-Related Termination. Notwithstanding the foregoing, the Transition Period and Executive’s employment hereunder shall be earlier terminated, and Executive shall no longer be employed in any capacity with the Company or Reverse or any other affiliate, on the date that is ten (10) days prior the closing of the Serina Merger (such date, the “Merger-Related Termination Date”) if such date is prior to the expiration of the Transition Period (Executive’s date of termination, whether on the last day of the Transition Period, or, if earlier, on the Merger-Related Termination Date or as a result of a termination under Section 1(g) below, is referred to as the “Separation Date”).

(f) Equipment. Subject to Executive’s execution and non-revocation of this Agreement and continued compliance herewith, as well as Executive’s execution no earlier than the Separation Date, and Executive’s non-revocation of, the Supplemental Release, within fifteen (15) business days of the Separation Date, title of that certain equipment of the Company as set forth on Exhibit B hereto (the “Equipment”) shall be transferred to Executive and, following transfer of title, Executive shall be responsible for insuring, maintaining, and/or disposing of the Equipment, as Executive sees fit, and, to the extent applicable, Executive shall remove the Equipment from the Company’s facilities at Executive’s own expense and risk within fifteen (15) business days of the transfer of title.

(g) Termination of Employment. Notwithstanding anything herein to the contrary, the Transition Period and Executive’s employment with the Company may end prior to 31 October 2023 or the Merger-Related Termination Date, as a result of (i) the Company’s termination of Executive’s employment for Cause (as defined in the Employment Agreement) or (ii) Executive’s death or Disability (as defined in the Employment Agreement). In the event of such earlier termination of employment, Executive shall receive no further payments hereunder and, for avoidance of doubt, Executive shall not be entitled to the benefits set forth in Section 1(d) and Section 1(f).

2

2. General Release of Claims.

(a) For good and valuable consideration, including the consideration set forth in Section 1(b) hereof, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company and its affiliates, predecessors, successors and subsidiaries, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration received by Executive pursuant to this Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

3

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c) In no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; or (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies under applicable state law. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable federal, state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable federal, state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable federal, state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”). This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

3. Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any Governmental Agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.

4. Restrictive Covenants. Executive hereby acknowledges and agrees that he will continue to be bound by and comply with the restrictive covenants set forth in the Employment Agreement, including, but not limited to, Section 3 (“Competitive Activities”).. Section 4 (“Inventions/Intellectual Property/Confidential Information”) and Section 6 (“Turnover of Property and Documents on Termination”) as well as the terms of that certain Executive Confidential Information and Inventions Assignment Agreement entered into between Executive and the Company as of October 18, 2018 (the “Restrictive Covenant Agreement” and, together with any other covenants by which Executive is bound, including those set forth in the Employment Agreement, the “Covenants”) through the Transition Period and following the Separation Date and thereafter. Should Executive fail to comply with the Restrictive Covenant Agreement and/or the Covenants in all material respects, Executive agrees that he shall not be entitled to the payments and benefits under this Agreement.

4

5. Return of Property. Executive represents and warrants that Executive has, or will (i) upon the Separation Date or (ii) at any earlier date upon the request of the Company, return to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, computers and other materials and items provided to Executive by the Company or any other Company Party in the course of Executive’s employment and Executive further represents and warrants that Executive has not and will not maintain a copy of any such materials or items in any form. Notwithstanding the above, Executive may retain as personal property the Company-provided laptop and the Company-provided cellular telephone used by Executive during Executive’s employment provided that the Company shall first be permitted to sweep Executive’s laptop to recover any confidential information and remove access to Company features.

6. Cooperation. Executive agrees to reasonably cooperate with the Company, during the Transition Period and following the Separation Date and thereafter, in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include, but not be limited to, making Executive available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information received by Executive in Executive’s capacity as an Executive; and turning over to the Company all relevant documents which are or may come into Executive’s possession in Executive’s capacity an Executive or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments. The Company shall pay all reasonable expenses incurred by Executive in providing such cooperation.

7. Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:

(a) Executive has been given at least 21 days to review and consider this Agreement. If Executive signs this Agreement before the expiration of 21 days after Executive’s receipt of this Agreement, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period;

(b) Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;

(c) Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;

(d) Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement;

5

(e) The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(f) No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.

8. Revocation Right. Notwithstanding the initial effectiveness of this Agreement upon execution by the Parties, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date that he signs this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Joanne M. Hackett, Ph.D., Chairperson, AgeX Therapeutics, Inc., 1101 Marina Village Parkway, Suite 201, Alameda, CA 94501 no later than 11:59 pm PT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 2 will be of no force or effect and Executive will not receive the benefits set forth in Section 1(b) hereof.

9. Supplemental Release. On the Separation Date, Executive shall execute the Supplemental Release and return the same to Joanne M. Hackett, Ph.D., Chairperson, AgeX Therapeutics, Inc., 1101 Marina Village Parkway, Suite 201, Alameda, CA 94501.

10. Governing Law; Arbitration. This Agreement and its performance will be construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law that would apply the substantive law of any other jurisdiction. The arbitration provisions set forth in Section 8 of the Employment Agreement shall apply to this Agreement.

11. Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

12. Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement and the Restrictive Covenant Agreement constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof.

13. Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Company Party that is not a party to this Agreement shall be a third-party beneficiary of Section 2 Section 4, Section 5, and Section 6 hereof and of the Supplemental Release and entitled to enforce such provisions as if it were a party hereto.

6

14. Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

15. Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

16. Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

17. No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.

18. Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any other deductions consented to in writing by Executive.

19. Section 409A. This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

[Signature page follows.]

7

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

/s/ Michael D. West
Michael David West

Date:	August 9, 2023

AGEX THERAPEUTICS, INC.

By :	/s/ Andrea E. Park
Name:	Andrea E. Park
Title:	CFO

Date:	August 9, 2023

Signature Page to

Transition Services and Separation Agreement

EXHIBIT A

SUPPLEMENTAL RELEASE

This Supplemental Release (the “Supplemental Release”) is that certain Supplemental Release referenced in the Transition Services and Separation Agreement (the “Separation Agreement”), entered into by and between AgeX Therapeutics, Inc. (the “Company”) and Michael David West (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Supplemental Release becomes irrevocable and this Supplemental Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:

1. Receipt of Leaves and Other Compensation. Executive acknowledges and agrees that, with the exception of any unpaid base salary earned by Executive in the pay period that the Separation Date occurred, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.

2. Release of Liability for Claims.

(a) For good and valuable consideration, including the consideration set forth in Section 1 of the Separation Agreement, Executive knowingly and voluntarily (for and on behalf of Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company Parties from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Supplemental Release, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) ERISA; (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Further Released Claim (as defined below); and (iii) any claim for compensation or benefits of any kind not expressly set forth in this Supplemental Release or the Separation Agreement (collectively, the “Further Released Claims”). This Supplemental Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 1 of the Separation Agreement, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Further Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c) In no event shall the Further Released Claims include (i) any claim that arises after the date that Executive signs this Supplemental Release; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Supplemental Release; and (iv) any claim for indemnification, advancement of expenses or D&O liability insurance coverage under any indemnification agreement with the Company or the Company’s governing documents or the Company’s D&O insurance policies under applicable state law. Further notwithstanding this release of liability, nothing in this Supplemental Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Supplemental Release) with the EEOC or comparable federal, state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable federal, state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable federal, state or local agency or proceeding or subsequent legal actions. Further, nothing in this Supplemental Release or the Separation Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, any Government Agency. This Supplemental Release does not limit Executive’s right to receive an award for information provided to a Government Agency. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

2

3. Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Supplemental Release, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any Governmental Agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Supplemental Release. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Further Released Claim.

4. Executive’s Acknowledgements. By executing and delivering this Supplemental Release, Executive expressly acknowledges that:

(a) Executive has been given at least 21 days to review and consider this Supplemental Release. If Executive signs this Supplemental Release before the expiration of 21 days after Executive’s receipt of this Supplemental Release, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive. No changes (whether material or immaterial) to this Supplemental Release shall restart the running of this 21-day period;

(b) Executive is receiving, pursuant to this Supplemental Release, consideration in addition to anything of value to which Executive is already entitled;

(c) Executive has been advised, and hereby is advised in writing, to discuss this Supplemental Release with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Supplemental Release;

(d) Executive fully understands the final and binding effect of this Supplemental Release; the only promises made to Executive to sign this Supplemental Release are those stated herein; and Executive is signing this Supplemental Release knowingly, voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Supplemental Release;

(e) The only matters relied upon by Executive in causing Executive to sign this Supplemental Release are the provisions set forth in writing within the four corners of this Supplemental Release; and

(f) No Company Party has provided any tax or legal advice regarding this Supplemental Release, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Supplemental Release with full understanding of the tax and legal implications thereof.

Revocation Right. Notwithstanding the initial effectiveness of this Supplemental Release, Executive may revoke the delivery (and therefore the effectiveness) of this Supplemental Release within the seven-day period beginning on the date Executive executes this Supplemental Release (such seven-day period being referred to herein as the “Supplemental Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Joanne M. Hackett, Ph.D., Chairperson, AgeX Therapeutics, Inc., 1101 Marina Village Parkway, Suite 201, Alameda, CA 94501(jmhcktt@gmail.com)) no later than 11:59 pm PT on the last day of the Supplemental Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Supplemental Release will be of no force or effect and Executive will not receive the benefits set forth in Section 1(b) of the Separation Agreement.

3

EXECUTIVE HAS CAREFULLY READ THIS SUPPLEMENTAL RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT. THIS SUPPLEMENTAL RELEASE SHALL NOT BE EXECUTED BY EXECUTIVE EARLIER THAN THE SEPARATION DATE.

EXECUTIVE

/s/ Michael D. West
Michael David West

Date:	August 9, 2023

4

EXHIBIT B

EQUIPMENT